Exhibit 99.1

Energy Services of America to Present and Host 1x1 Investor Meetings at the

16th Annual East Coast IDEAS Investor Conference on June 10th & 11th in New York, NY

Huntington, WV – June 2, 2026 – Energy Services of America (ESOA), today announced management will present at the East Coast IDEAS Investor Conference on Thursday June 11, 2026 at The Westin Times Square in New York, NY. The Company’s presentation is scheduled to begin at 8:35am ET. The presentation is webcast and can be accessed through the conference host’s main website: https://www.threepartadvisors.com/east-coast.

The IDEAS Investor Conferences are held annually and are produced by Three Part Advisors, LLC. Additional information about the events can be located at www.IDEASconferences.com.

Qualified investors interested in attending or scheduling a meeting should contact Lacey Wesley at (817) 769 -2373 or lWesley@IDEASconferences.com.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,400+ employees on a regular basis. The Company's core values are safety, quality, and production.

Contacts

Investor Relations:

John Beisler or Steven Hooser

Three Part Advisors, LLC

817-310-8776